AMENDMENT TO PROMISSORY NOTE
THIS AMENDMENT TO PROMISSORY NOTE (“Amendment”) dated as of September 22, 2020, is to become affixed to, modify and become a part of that certain 6% Secured Convertible Promissory Note in the original principal sum of $1,500,000 dated as of September 18, 2020 (“Original Issue Date”), and which promissory note (the “Note”) was made and executed by Torchlight Energy Resources, Inc., a Nevada corporation (the “Debtor”), and payable to the order of McCabe Petroleum Corporation (the “Holder”), which Note is due and payable on May 10, 2021 (“Maturity Date”).
WHEREAS, of the Holder and Debtor desire to amend the Note; and
NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
1. The Note is amended and modified by amending section 4(a) of the Note so that reference to “October 15, 2020” is changed to “November 2, 2020.”
2. The Note is amended and modified by amending and restating in its entirety the first paragraph of section 5 as follows:
“On or after the Original Issue Date, if the Transaction (as defined in Section 21) closes, then 100% of the outstanding Principal Amount of the Note, and all accrued and unpaid interest thereon, will automatically convert immediately prior to such closing, into shares of Common Stock at the Conversion Price. The shares subject to such required conversion are hereinafter referred to as the “Required Conversion Shares.””
3. The Note is amended and modified by amending section 21(b)(iii) of the Note so that references to “October 15, 2020” are changed to “November 2, 2020.”
4. The Note is amended and modified by amending and restating in its entirety section 21(c) as follows:
“Security. This Note is secured by the Company’s pledge of the First Meta Note and the Second Meta Note (if issued).  If the Company and Meta do not enter into a Definitive Agreement by the later of November 2, 2020 or such later date that is agreed to by the Company and Meta in writing, then promptly after that date, the Company will assign to the Holder of this Note the First Meta Note in full repayment and discharge from the Principal Amount of this Note an amount equal to $500,000 plus all accrued and unpaid interest under the First Meta Note, and the remaining $500,000 (less an amount equal to the accrued and unpaid interest under the First Meta Note) of the Principal Amount, plus all unpaid interest accrued under this Note, will remain subject to this Note. If a Definitive Agreement is entered into by the later of November 2, 2020 or such later date that is agreed to by the Company and Meta in writing, but the Transaction is terminated prior to closing or otherwise does not close by the Maturity Date of this Note, then the Company will assign to the Holder of this Note both the First Meta Note and Second Meta Note in full repayment and discharge from the Principal Amount of this Note an amount equal to $1,000,000 plus all accrued and unpaid interest under the First Meta Note and Second Meta Note, and the remaining $500,000 (less an amount equal to the accrued and unpaid interest under the First Meta Note and Second Meta Note) of the Principal Amount, plus all unpaid interest accrued under this Note, will remain subject to this Note.”
5. All terms and conditions of the Note shall, except as amended and modified by this Amendment,  will  remain  in  full  force  and  effect  and  all  rights,  duties,  obligations  and responsibilities of the Debtor and the Holder shall be governed and determined by the Note as the same has been amended and modified by this Amendment.
6. THIS AMENDMENT IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS.
7. This Amendment shall be of no force and effect until receipt and execution of it by the Debtor and the Holder. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall be deemed one instrument, by facsimile signature or by e-mail delivery of a “.pdf” format data file signature of any of the parties, each of which shall be deemed an original for all purposes.
IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment to the Note as of the date first written above.
DEBTOR:

TORCHLIGHT ENERGY RESOURCES, INC.

By: /s/ John Brda
John Brda, President/CEO

HOLDER:

MCCABE PETROLEUM CORPORATION

By: /s/ Greg McCabe

Printed Name  Greg McCabe

Title: President